Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES EARNINGS OF $0.32 PER DILUTED SHARE FOR THE SECOND QUARTER 2008

$0.32 EPS in the second quarter 2008 was 33% higher than $0.24 EPS in the second quarter 2007; Consolidated pre-tax margins were 23% in the second quarter 2008, up from 20% in the second quarter 2007

Global Markets revenues increased to $201.3 million in the second quarter 2008 from $165.3 million in the second quarter 2007

Global Markets pre-tax earnings in the second quarter 2008 nearly doubled to $64.4 million from $32.7 million in the second quarter 2007; Pre-tax margins were 32% in the second quarter 2008, up from 20% in the second quarter 2007

Asset Management recorded a pre-tax loss of $7.9 million as second quarter 2008 revenues fell to $14.5 million from $29.4 million in the second quarter 2007

JERSEY CITY, New Jersey (July 16, 2008) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported earnings of $29.4 million, or $0.32 per diluted share, and pre-tax income of $49.4 million, which included a minority interest expense of $1.1 million for the second quarter of 2008.

For the second quarter of 2007, the company reported earnings of $24.4 million, or $0.24 per diluted share, and pre-tax income of $39.9 million.

Revenues for the second quarter of 2008 were $219.1 million, compared to $201.4 million for the second quarter of 2007.

“In the second quarter of 2008, Knight achieved strong results despite a market environment that continued to be very difficult,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “On a consolidated basis, we grew year-over-year pre-tax income and revenues. We also achieved pre-tax margins of 23 percent which exceeded our goal of at least 20 percent pre-tax margins across market cycles. In Global Markets, we recorded solid revenue growth year-over-year due to increasing contributions from electronic market access and trade execution services. In Asset Management, Deephaven’s blended fund performance was positive for the second quarter.”

	Q2 2008	Q2 2007
Revenues ($ thousands)	219,144	201,397
Net income ($ thousands)	29,411	24,380
Diluted EPS ($)	0.32	0.24
U.S. equity dollar value traded ($ billions)	1,104.7	650.6
U.S. equity trades executed (millions)	118.4	72.7
Average daily U.S. equity trades (thousands)	1,850.2	1,154.3
Nasdaq and Listed equity shares traded (billions)	34.8	25.8
OTC Bulletin Board and Pink Sheet shares traded (billions)	206.1	233.3
Average revenue capture per U.S. equity dollar value traded (bps)	1.3	1.6
Average month-end balance of assets under management ($ millions)	3,406.3	3,970.0
Quarterly fund return to investors*	2.8%	2.0%

*	Quarterly fund return represents the blended quarterly return across all assets under management in the Deephaven funds.

	YTD 2008	YTD 2007
Revenues ($ thousands)	446,188	443,048
Net income ($ thousands)	61,914	56,232
Diluted EPS ($)	0.67	0.54
U.S. equity dollar value traded ($ billions)	2,128.8	1,213.1
U.S. equity trades executed (millions)	225.5	139.6
Average daily U.S. equity trades (thousands)	1,804.1	1,125.9
Nasdaq and Listed equity shares traded (billions)	68.4	49.6
OTC Bulletin Board and Pink Sheet shares traded (billions)	371.2	452.1
Average revenue capture per U.S. equity dollar value traded (bps)	1.4	1.8
Average month-end balance of assets under management ($ millions)	3,491.1	4,020.9
Year-to-date fund return to investors*	-5.4%	7.0%

*	Year-to-date fund return represents the blended return across all assets under management in the Deephaven funds.

Global Markets

During the second quarter of 2008, Global Markets generated total revenues of $201.3 million, compared to $165.3 million in the second quarter of 2007. In the second quarter of 2008, Global Markets reported pre-tax earnings of $64.4 million, compared to pre-tax earnings of $32.7 million in the second quarter of 2007. Global Markets pre-tax margins of 32% in the second quarter of 2008 exceeded pre-tax margins of 20% in the second quarter of 2007.

“Global Markets turned in another excellent quarter and has now achieved pre-tax margins greater than 30 percent for the past three consecutive quarters,” said Mr. Joyce. “Despite broad stock market volumes that were somewhat tepid, both average daily equity trades and average daily dollar value traded during the quarter increased more than 60 percent year-over-year. In terms of executing the Global Markets strategy, the formation of Knight Portfolio Access, establishment of Knight Transition Management and announced acquisition of Libertas Holdings are further evidence of diversifying our offering and expanding fee-based revenues.”

Asset Management

During the second quarter of 2008, the Asset Management segment, Deephaven Capital Management, generated $14.4 million in asset management fees, compared to $29.1 million in the same period a year ago. In the second quarter of 2008, Deephaven reported a pre-tax loss of $7.9 million, compared to pre-tax earnings of $6.3 million in the second quarter of 2007. The second quarter 2008 pre-tax loss included a $1.1 million minority interest expense relating to the second quarter’s accrual for the one-year minimum distribution to the Deephaven managers pursuant to the Limited Liability Agreement for Deephaven Capital Management LLC, which Knight filed with its Form 8-K on February 8, 2008.

Asset Management had approximately $3.3 billion under management at July 1, 2008, compared with $4.2 billion under management at July 1, 2007.

“During the second quarter, Deephaven fund performance improved measurably after a difficult first quarter,” said Mr. Joyce. “Still, Deephaven’s blended fund performance is negative year-to-date, affected to a certain extent by the difficult credit markets and steady, broad-based declines in the U.S. equity markets. During the second quarter, Deephaven also continued to reduce positions in the Event Fund and return funds to investors according to plan.”

Corporate

In the second quarter of 2008, the Corporate segment reported a pre-tax loss of $7.2 million, compared to pre-tax income of $0.9 million in the second quarter of 2007.

The company’s corporate investment in the Deephaven funds earned $2.0 million pre-tax income during the second quarter of 2008, down from $6.3 million pre-tax income during the second quarter of 2007. As of June 30, 2008, the company had $332.7 million in cash and cash equivalents as well as a $76.5 million corporate investment in funds managed by Deephaven.

In the second quarter of 2008, the company borrowed the remaining $70.0 million under its existing $140.0 million credit facility. The proceeds will be used to finance share repurchases and other general corporate purposes.

“In the second half of 2008, we will make additional investments in Europe and Asia to position the firm for future growth opportunities,” said Mr. Joyce. “Global Markets is expanding products and services, building pools of liquidity across asset classes, adding clients and growing revenues. A top priority moving forward is to bring our hybrid market model for accessing the global capital markets and trading across asset classes to our clients in new geographies.”

The company had $964.9 million in stockholders’ equity as of June 30, 2008, equivalent to a book value of $10.42 per diluted share. The company had a book value of $9.41 per diluted share as of June 30, 2007.

During the second quarter of 2008, the company repurchased 400,900 shares for approximately $7.1 million under the company’s $1.0 billion stock repurchase program. To date, the company has repurchased 61.0 million shares for $656.0 million. The company has approximately $344.0 million available to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its second quarter of 2008 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Daylight Time (EDT) today, July 16, 2008. To access Knight’s earnings conference call, please dial 877.718.5106 for domestic callers or 719.325.4749 for international callers. When prompted, provide the passcode, which is 8940869. The conference call will be webcast live at 9:00 a.m. EDT for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for June 2008 on its website before the start of trading today at http://www.knight.com/ourliquidity/volumestatistics.asp.

* * *

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides electronic and voice access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients. In Global Markets, we provide market access and trade execution services in nearly every U.S. equity security and a large number of international securities, futures, options, foreign exchange and fixed income. In Asset Management, Knight owns a 51 percent stake in Deephaven Holdings with Deephaven Partners controlling the remaining 49 percent as of February 1, 2008. Deephaven (www.deephavenfunds.com) is a global, multi-strategy alternative investment manager serving institutions and private clients. More information about Knight can be found at www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the costs, integration, performance and operation of businesses recently acquired, or that may be acquired in the future, by the Company. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director,	Director,	Vice President,
Communications, Marketing	Media Relations	Corporate Communications
& Investor Relations	201-356-1523 or	201-356-1529 or
201-557-6954	kfitzsimmons@knight.com	jmairs@knight.com
mwyrwas@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2008	2007	2008	2007
	(In thousands, except per share amounts)
Revenues
Commissions and fees	$114,192	$106,929	$227,378	$210,788
Net trading revenue	85,433	54,193	186,950	115,830
Asset management fees, net	14,420	29,116	29,606	89,830
Interest, net	1,076	4,169	3,832	8,987
Investment income (loss) and other, net	4,023	6,990	(1,578)	17,613

Total revenues	219,144	201,397	446,188	443,048

Transaction-based expenses
Execution and clearance fees	23,828	28,691	49,052	56,101
Soft dollar and commission recapture expense	15,740	14,468	34,626	29,005
Payments for order flow and ECN rebates	8,300	12,761	17,226	25,360

Total transaction-based expenses	47,868	55,920	100,904	110,466

Revenues, net of transaction-based expenses	171,276	145,477	345,284	332,582
Other direct expenses
Employee compensation and benefits	83,353	78,697	169,776	180,930
Communications and data processing	11,755	9,387	21,883	18,086
Professional fees	7,581	3,191	12,667	8,680
Depreciation and amortization	6,179	5,514	11,925	10,916
Occupancy and equipment rentals	5,364	3,550	9,376	7,005
Business development	4,553	4,493	8,467	8,272
Writedown of assets and lease loss accrual	(1,872)	(1,490)	(1,872)	(1,490)
Other	3,871	2,275	5,293	5,608

Total other direct expenses	120,784	105,617	237,515	238,007

Income from continuing operations before income taxes and minority interest	50,492	39,860	107,769	94,575
Income tax expense	19,967	15,480	43,287	37,010

Income from continuing operations before minority interest	30,525	24,380	64,482	57,565
Minority interest expense	1,114	—	2,568	—

Income from continuing operations	29,411	24,380	61,914	57,565
Loss from discontinued operations, net of tax	—	—	—	(1,333)

Net income	$29,411	$24,380	$61,914	$56,232

Basic earnings per share from continuing operations	$0.33	$0.24	$0.69	$0.57

Diluted earnings per share from continuing operations	$0.32	$0.24	$0.67	$0.56

Basic and diluted earnings per share from discontinued operations	$—	$—	$—	$(0.01)

Basic earnings per share	$0.33	$0.24	$0.69	$0.56

Diluted earnings per share	$0.32	$0.24	$0.67	$0.54

Shares used in computation of basic earnings per share	90,215	99,683	90,013	100,291

Shares used in computation of diluted earnings per share	92,637	102,524	92,699	103,540

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	June 30, 2008	December 31, 2007
	(In thousands)
ASSETS
Cash and cash equivalents	$332,686	$222,435
Securities owned, held at clearing brokers, at fair value	612,821	412,565
Receivable from brokers and dealers	227,709	382,544
Asset management fees receivable	10,613	27,588
Investment in Deephaven sponsored funds	76,454	83,732
Receivable from Deephaven sponsored funds	—	85,000
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	66,327	62,073
Strategic investments	84,052	73,704
Goodwill	184,240	132,832
Intangible assets, less accumulated amortization	72,519	57,845
Deferred compensation investments	102,123	85,504
Other assets	168,973	129,991

Total assets	$1,938,517	$1,755,813

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at fair value	$407,373	$335,280
Payable to brokers and dealers	134,131	117,001
Accrued compensation expense	173,056	228,275
Accrued expenses and other liabilities	115,500	119,879
Long term debt	140,000	70,000

Total liabilities	970,060	870,435

Minority interest	3,592	—
Stockholders’ equity
Class A common stock	1,533	1,509
Additional paid-in-capital	620,852	587,025
Retained earnings	996,013	934,099
Treasury stock, at cost	(653,533)	(637,255)

Total stockholders’ equity	964,865	885,378

Total liabilities and stockholders’ equity	$1,938,517	$1,755,813

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS FROM CONTINUING

OPERATIONS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended		For the six months ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Global Markets
Revenues	$201.3	$165.3	$422.4	$337.8
Expenses	136.9	132.6	279.0	269.0

Pre-tax earnings	64.4	32.7	143.4	68.8

Asset Management
Revenues	14.5	29.4	29.7	90.6
Expenses	21.3	23.1	39.2	65.4

Pre-tax earnings	(6.8)	6.3	(9.5)	25.2
Minority interest expense	1.1	—	2.6	—

Pre-tax earnings after minority interest expense	(7.9)	6.3	(12.1)	25.2

Corporate
Revenues	3.3	6.8	(5.9)	14.6
Expenses	10.5	5.9	20.2	14.1

Pre-tax earnings	(7.2)	0.9	(26.1)	0.5

Consolidated
Revenues	219.1	201.4	446.2	443.0
Expenses	168.7	161.5	338.4	348.5

Pre-tax earnings	50.5	39.9	107.8	94.6
Minority interest expense	1.1	—	2.6	—

Pre-tax earnings after minority interest expense	$49.4	$39.9	$105.2	$94.6

*	Totals may not add due to rounding.